UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2007

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614 (Commission File Number)	77-0138960 (IRS Employer Identification No.)
741 Calle Plano, Camarillo, California (Address of principal executive offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 23, 2007, Vitesse Semiconductor Corporation (the "Company") entered into an Asset Purchase Agreement (the "Purchase Agreement") with Maxim Integrated Products, Inc. (the "Buyer"), a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Pursuant to the Purchase Agreement, among other things, the Company agreed to sell to Buyer certain assets relating to the Enclosure Management, Serial Attached SCSI (SAS), Serial Attached ATA (SATA) expander and Baseboard Management products developed and sold by the Company's storage product division (the "Transferred Assets"). As consideration for the acquisition of the Transferred Assets under the Purchase Agreement, Buyer will pay the Company $63 million in cash, plus additional earn-out payments not to exceed $12 million in the aggregate that are subject to the attainment of certain commercial milestones, and will assume certain liabilities described in the Purchase Agreement. The obligations of the Company and the Buyer to complete the transactions contemplated by the Purchase Agreement are subject to various closing conditions, including receipt of antitrust regulatory approval.

Intellectual Property Assignment and License Agreement

In connection with the completion of the transactions contemplated by the Purchase Agreement, as of the closing date, the Company and the Buyer will enter into an Intellectual Property Assignment and License Agreement (the "Intellectual Property Agreement"), pursuant to which, among other things, the Company will (i) assign to Buyer the rights to certain technology related to the Transferred Assets, portions of which technology will be licensed back to the Company, and (ii) license to Buyer the rights to certain other technology, including patents, related to the Transferred Assets. Licenses granted by the Company of certain technology are subject to certain restrictions that will be set forth in the Intellectual Property Agreement for three years commencing on the date of signing. The consideration to be paid under the Purchase Agreement, as described above, includes the consideration for the intellectual property rights to be assigned or licensed under the Intellectual Property Agreement.

Letter Agreement

In connection with the execution of the Purchase Agreement, the Company and certain subsidiaries of the Company executed a Letter Agreement, dated August 22, 2007 (the “Letter Agreement”), with the Lenders and the Agent under the Fourth Amended and Restated Loan Agreement, dated as of June 20, 2006, among the Company, certain subsidiaries of the Company, the Lenders and the Agent named therein (the “2006 Loan Agreement”). A copy of the Letter Agreement is attached to this Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The Company intends to pay in full all amounts outstanding under the 2006 Loan Agreement with the net proceeds from the sale of the Transferred Assets under the Purchase Agreement and a portion of the amounts borrowed under the Loan Agreement (as defined below). In the event that all amounts outstanding under the 2006 Loan Agreement are not paid at the proposed closing under the Purchase Agreement, the Letter Agreement provides, among other things, that (i) the Company will pay the Lenders $45 million towards the amounts owed under the 2006 Loan Agreement, (ii) the Agent and the Lenders will release their liens on the

Transferred Assets and (iii) the Lenders will receive warrants to acquire 2% of the Company’s common stock at an exercise price of $1.45 per share, subject to adjustment, and the covenants of the Company contained in the 2006 Loan Agreement will be amended in certain respects as set forth in the Letter Agreement.

Proposed New Financing

The Company has entered into a Loan Agreement, dated as of August 23, 2007 (the “Loan Agreement”) with Whitebox VSC, Ltd. (“Whitebox”) and certain other Lenders, pursuant to which the Lenders have agreed to lend to the Company $30 million and may, at the Lenders’ option, lend up to an additional $15 million. A copy of the Loan Agreement is attached to this Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The loan under the Loan Agreement will (i) mature on the fourth anniversary after the initial funding of the loan, (ii) bear interest at a rate equal to three-month LIBOR plus 4.00% (but in no event less than 8.50% per annum) and (iii) be secured by substantially all of the Company’s assets. The Loan Agreement contains a number of covenants, including limitations on mergers, disposition of assets, creation of new subsidiaries, restricted payments, transactions with affiliates, investments, liens, sale and leaseback transactions and hedging transactions. These covenants and the security interests of the Lenders will terminate if and when Convertible Notes (as defined below) in an aggregate principal amount of at least $15 million have been purchased. The closing of the Loan Agreement is subject to a number of conditions, including the closing under the Purchase Agreement.

In connection with the Loan Agreement, the Company also entered into a Senior Unsecured Convertible Note Purchase Agreement, dated as of August 23, 2007 (the “Note Purchase Agreement”), by and among the Company and Whitebox, a copy of which is attached to this Form 8-K as Exhibit 10.4 and is incorporated herein by reference. Pursuant to the Note Purchase Agreement, the Company will be entitled, until the third anniversary of the initial funding under the Loan Agreement, to purchase convertible notes (the “Convertible Notes”) in an aggregate principal amount of up to $45 million, the proceeds of which will be used by the Company to repay amounts outstanding under the Loan Agreement. If Convertible Notes are issued, they (i) will mature 20 years after their issuance date, (ii) will bear interest at six-month LIBOR plus 3.00% (but in no event less than 7.50% per annum), (iii) will be convertible into the Common Stock of the Company at an initial conversion rate of $2.00 per share of Common Stock, subject to adjustment as described in the Note Purchase Agreement, (iv) may be put to the Company by the holders of the Convertible Notes on each of the fifth, tenth and fifteenth anniversaries of the issue date of the Convertible Notes and (v) may be redeemed by the Company at any time after the fifth anniversary of the issue date of the Convertible Notes. At the time of the initial closing under the Note Purchase Agreement, the Company and Whitebox will enter into a Registration Rights Agreement pursuant to which the Company will agree to register the resale of shares of the Company’s Common Stock issuable upon the conversion of the Convertible Notes under the Securities Act of 1933 within a specified period of time after the Company is eligible to file a registration statement under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of August 23, 2007, by and between the Company and Maxim Integrated Products, Inc.
10.2	Letter Agreement, dated August 22, 2007, among Obsidian, LLC, the Company, certain subsidiaries of the Company, Special Value Expansion Fund, LLC and Special Value Opportunities Fund, LLC
10.3	Loan Agreement, dated as of August 23, 2007, among the Company, the lenders named therein and Whitebox VSC, Ltd., as Agent
10.4	Senior Unsecured Convertible Note Purchase Agreement, dated as of August 23, 2007, by and between the Company and Whitebox VSC, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2007

VITESSE SEMICONDUCTOR CORPORATION
By: /s/ MICHAEL B. GREEN
Michael B. Green Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of August 23, 2007, by and between the Company and Maxim Integrated Products, Inc.
10.2	Letter Agreement, dated August 22, 2007, among Obsidian, LLC, the Company, certain subsidiaries of the Company, Special Value Expansion Fund, LLC and Special Value Opportunities Fund, LLC
10.3	Loan Agreement, dated as of August 23, 2007, among the Company, the lenders named therein and Whitebox VSC, Ltd., as Agent
10.4	Senior Unsecured Convertible Note Purchase Agreement, dated as of August 23, 2007, by and between the Company and Whitebox VSC, Ltd.